EXHIBIT 5.1

March 24, 2014	Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606-4637

Main Tel (312) 782-0600

Main Fax (312) 701-7711

www.mayerbrown.com

Capital One Auto Receivables, LLC

140 E. Shore Drive

Room 1052-D

Glen Allen, Virginia 23059

Re:	Capital One Auto Receivables, LLC Registration Statement on Form S-3 filed March 24, 2014

Ladies and Gentlemen:

We have acted as special counsel for Capital One Auto Receivables, LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates”, and together with the Notes, the “Securities”). As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a trust (each, a “Trust”) to be formed by the Company pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Company and a trustee. For each series, the Notes will be issued pursuant to an Indenture (the “Indenture”) between the related Trust and an indenture trustee, and the Certificates will be issued pursuant to a Trust Agreement.

In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Indenture (including the form of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate included as an exhibit thereto) and the form of Sale and Servicing Agreement (each, a “Sale and Servicing Agreement”) between the Company, Capital One, National Association, and a Trust (collectively, the “Operative Documents”).

Based on and subject to the foregoing, we are of the opinion that, with respect to the Certificates and/or Notes, when (a) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended and (b) such Securities have been duly executed and issued by the related Trust and authenticated by the owner trustee with respect to Certificates or the indenture trustee with respect to Notes, as applicable, and sold by the Company or by the Trust, at the direction of the Company, as applicable, and payment of the agreed consideration for such Securities shall have been received by the Trust, all in accordance with the terms and conditions of the related Operative Documents and a definitive purchase, underwriting or similar agreement with respect to such Securities and in the manner described in the Registration Statement:

(i)	such Certificates will have been duly authorized by all necessary action of the Trust and will be legally issued, fully paid and nonassessable; and

(ii)	such Notes will have been duly authorized by all necessary action of the Trust and will be legally issued and binding obligations of the Trust and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the State of Delaware. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Sincerely,

/s/ Mayer Brown LLP

Mayer Brown LLP

JVG/ALB/RM

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